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Exhibit 99.2

Rural Cellular Corporation
Fourth Quarter and Year End 2000 Financial Results Teleconference Commentary
February 21, 2001

Teleconference Administrative topics—Chris Boraas

  •
  Good morning, I'm Chris Boraas, RCC's Investor Relations Manager.

  •
  Thanks for taking the time to participate in our 4th Quarter 2000 teleconference.

  •
  I would like to remind you that this call is being broadcast live through our Web site, at WWW.RCCWIRELESS.COM.

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  And as always, an archive of this call will be made available on our Web site.

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  To access the audio stream, click on the investor relations section.

  •
  Your system will require the Real Time Audio Player program.

  •
  In addition, a Form 8-K will be filed today including as exhibits our 4th Quarter earnings press release and the text from today's teleconference.

  •
  Presenting in our call this morning will be Richard Ekstrand, RCC's President and CEO, and Wesley Schultz, RCC's chief financial officer.

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  Following the opening remarks, Rick, Wes and Ann Newhall, RCC's Chief Operating Officer, will be available to take your questions.

  •
  Before we begin, I want to state that any comments about RCC's future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of newly acquired operations with RCC's existing operations, the ability to service debt incurred in connection with expansion, the ability to negotiate favorable roaming agreements, the resolution of certain network technology issues and other factors discussed from time to time in RCC's Reports on Form 10-K for the years ended December 31, 1999, its Reports on Form 10-Q for the first three fiscal quarters of 2000 and other filings with the Securities and Exchange Commission.

  •
  And with that, I'll turn it over to Rick Ekstrand.

CEO Discussion—Richard Ekstrand

  •
  Thanks, Chris

  •
  Good morning everyone and thanks for taking time to participate in our teleconference.

  •
  We've come a long way since going public in 1996.

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  Through these past years we've been aggressive and successful in executing our operating and acquisition strategy.

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  We believe so strongly that wireless will be the future of telecommunications, we've literally doubled our company's size three times in the past four years.

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  As a result of this strategy, we've consistently demonstrated strong growth from a financial and customer perspective in the midst of a fast paced high tech wireless industry.

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  And, as we look back at 2000 compared to 1999 for example,

  i.
  We've increased our POPs by 65% to 5.4 million and customers by 123% to over 577,000.

    ii.
    We've increased our revenues by 103% to $356 million.

    iii.
    We've increased EBITDA by 96% to $140 million.

  •
  So, with $1.7 billion in new capitalization in 2000 and the acquisition of Triton and now Saco River, the complexity and challenges of our business have grown.

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  And so have our future opportunities.

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  We view our latest acquisition of Saco River as a very positive step in building our contiguous footprint in the Northeast region.

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  We feel confident in our ability to continue demonstrating excellent customer growth while showing strong financial results.

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  The popularity of wireless voice together with its decreasing cost to customers, better positions wireless to be directly competitive to landline providers.

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  Many of our customers are looking for an alternative to their landline phone yet are tied to it because of their need for Internet accessibility.

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  Recognizing this potential, we continue to move forward with our plan to introduce wireless Internet services, under the brand name Akeva.

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  The convergence of two of the fastest growing sectors in the economy today—the Internet and mobile communications—presents many opportunities for RCC.

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  A new category of customer for RCC in 2000 is our Wholesale Customer group.

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  These wholesale customers utilize our networks and leverage our existing roaming agreements while providing invaluable communication services.

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  As of the end of December, we had approximately 13,000 of these customers utilizing voice and data access service.

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  We expect to add additional wholesale agreements, with new applications, contributing to our revenues in the near future.

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  It should be understood that these customers do not bring the higher ARPU's provided by traditional customers.

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  However, we incur virtually no cost of equipment or incollect expense.

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  For reporting purposes, although included as service revenue, wholesale customers will not be included in our ARPU, Retention or Penetration calculations.

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  In addition, we are proud of our voice activated dialing services, which enable our customers to enjoy the benefits of virtually hands-free use of their wireless phone, increasing its safety, convenience and flexibility.

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  This value-added feature is in its early stages, but will provide a platform for other services in the future.

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  But with all of our growth in service areas, customers and new products, we're also building an organization and infrastructure to support the future:

  i.
  We've completed the conversion of our Maine and Atlantic regions to a common billing system.

  ii.
  We've upgraded our Switch in the Northwest Region, eliminating the need to lease switching services.

  iii.
  We've negotiated significant roaming agreements with our roaming partners.

    iv.
    We've successfully implemented, on time and on budget, an Enterprise Resource Planning ("ERP") system bringing centralization to our Purchasing, Human Resource and Accounting functions.

    v.
    We've upgraded our Atlantic region network to TDMA, essentially completing our 2G digital voice upgrade in all of our regions.

    vi.
    And we've aggressively introduced digital phones in all of our service areas, positioning our customers for dramatically increased MOUs and positioning RCC for cost savings that will have a strategic role in our 2001 budget.

  •
  As CEO you expect me to talk about our management team because our ability to execute our strategy is dependent on these leaders.

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  We have a core group that has been together for a number of years, and have recently added Suzanne Allen in mid-2000 as Treasurer and Lex Wilkinson as VP of Carrier Services to our Corporate Services team in Alexandria.

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  Ken Robblee now heads up our NW Region in Bend, Oregon while Regan Anderson, is our VP for the South Region in Enterprise, Alabama.

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  We are also in the process of consolidating certain functions in the Northeast Region and have added Ken Lefbvre to head up our Maine Division.

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  Through our experienced and dedicated management team we will build on our successes with balanced growth in all aspects of our business.

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  Before we get into the details of our financial discussion, I'd like to present certain operating strategies we are focusing on.

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  We plan to:

  i.
  Maintain our industry-leading retention level.

  ii.
  Maintain our current level of ARPUs.

  iii.
  Achieve improvement in our incollect roaming rate structure.

  iv.
  Moderate our outcollect roaming yield reduction.

  v.
  Increase leverage of our SG&A expenses.

  vi.
  And have 50% of our customers using digital handsets.

  •
  And with that, I'll turn it over to Wesley Schultz for a review of our 2000 financial performance and a brief discussion of our 2001 expectations.

2000 & 4th Quarter Financial Review—Wesley Schultz

  •
  Thanks, Rick.

  •
  During 2000, we continued to add customers in our markets and ended the year with a total customer base of 577,000, approximately 123% greater than at the end of 1999.

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  During this year's fourth quarter, RCC added 22,600 post and prepaid cellular customers, an increase of 128% over last year.

  •
  And on a pro forma basis for the Triton regions, RCC added more than 87,000 new post and prepaid cellular customers during 2000. This was an increase over the roughly 85,000 customers that were added during 1999 on a pro forma basis.

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  And while much of the industry is experiencing increased levels of churn, during the 4th quarter of 2000, our churn actually decreased to1.6% as compared to 1.8% last year.

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  Fueled by this strong customer growth, including the wholesale customers that Rick discussed earlier and the Triton acquisition, service revenues for the 4th Quarter of 2000 increased 111% to $68 million as compared to $33 million in 1999.

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  Year-over-year, service revenues increased 90% to $239 million as compared to $125 million last year.

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  And our 2000 4th quarter EBITDA also showed significant growth, increasing 123% to $36 million as compared to $16 million in 1999.

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  Year-over-year, EBITDA increased 96% to $140 million as compared to $71.5 million last year.

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  I'd like to take the next few moments to provide some additional insight into certain line items in our financial statements.

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  As we discussed last quarter, incollect MOUs and their corresponding expense in our newly acquired properties, primarily in the South Region, resulted in higher than expected network cost.

  •
  Our plan to address this issue included three strategies:

  1)
  The migration and promotion of customers to digital handsets.

  2)
  The negotiation of lower incollect costs with our major roaming partners.

  3)
  The review and replacement of lower margin customer service plans.

  •
  With regard to the first strategy, digital technology allows us to remotely program our customers' phones to select an alternative lower cost incollect provider.

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  So it made sense to aggressively pursue getting digital handsets into our customers hands quickly to better manage incollect expense.

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  And that's what we did.

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  At the end of the third quarter, essentially all of our customers in our South Region were using analog handsets. As of the end of the fourth quarter, through our migration and promotion efforts, approximately 31% of our South Region customers now have digital handsets.

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  Company wide, we added approximately 50,000 digital customers during the 4th quarter.

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  And now digital customers account for 33% of our total cellular customer base as compared to 25% at the end of the third quarter and less than 5% at the end of last year.

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  As successful as digital plans were during the fourth quarter, they came with a cost as you can see in cost of equipment sales.

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  We believe this is a good investment that allows us to increase our network capacity three to one as compared to analog and better control incollect costs in the future.

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  During the fourth quarter of 2000, total incollect cost was approximately $14.0 million with a cost per minute of $0.38 cents as compared to $9.9 million in 1999 with a cost per minute of $0.44 on a pro forma basis for our new regions.

  •
  In regard to our second strategy, we completed the negotiation and signing of significant roaming agreements in the last quarter of 2000 and in the first quarter of 2001.

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  With digital handsets in place, together with the newly signed agreements, we look for lower incollect costs per minute in 2001.

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  And based on what we've seen so far this year, incollect costs are more in line with our internal expectations.

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  We expect this improvement to continue throughout 2001.

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  In regard to our third strategy, we are continuing to review service agreements not only in our South region, but also in all of our regions eliminating lower margin service plans where appropriate.

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  Another component of our roaming discussion is outcollect revenue.

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  During the fourth quarter of 2000, outcollect minutes increased 28% while yield decreased to $0.44 cents per minute as compared to $0.53 cents in 1999 on a pro forma basis. Yield in the 2nd and 3rd quarter of 2000 was $0.48 per minute.

  •
  Yield for all of 2000 was $0.48 cents per minute as compared to $0.59 cents for all of 1999 both on a pro forma basis.

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  And to put 2000 into perspective, we originally anticipated 2000 MOUs to increase roughly 35% over 1999 with the yield to be in the mid-$0.40 range, yet MOUs increased roughly 45% yielding $0.48 per minute all on a pro forma basis.

  •
  This resulted in roaming revenues increasing by over 8% to $112 million in 2000 on a pro forma basis.

  •
  AT & T and Verizon continue to contribute approximately 50% and 20%, respectively, of our total outcollect roaming MOUs.

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  Another element of our financial strategy is to continue leveraging our cost structure.

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  As you can see, certain economies of scale were definitely gained through our acquisition of Triton and RCC's continued focus on efficiencies.

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  SG&A, for example, as a percentage of total revenues, decreased to 28% during the fourth quarter of 2000 as compared to 35% in last year's 4th quarter and 31% in the 4th quarter of 1999 on a pro forma basis.

  •
  Primarily used towards the expansion of our network, in the 4th quarter of 2000, we spent approximately $25 million in capital expenditures bringing our year-to-date total to $54 million.

  •
  As of December 31, 2000, we had drawn $1.02 billion against our credit facility.

  •
  After completing the acquisition of Saco River, as of January 1, 2001, we had drawn just over $1.2 billion with additional availability under our newly amended credit facility of approximately $70 million.

1st Qtr 2001 and Full Year 2001

Forward Looking Discussion—Wesley Schultz

  •
  And now I would like to share with you some of our expectations regarding 2001.

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  We expect to generate between $205 and $215 million of EBITDA in 2001 with EBITDA during the first quarter of 2001 to be in the $44 million range.

  •
  We expect to add a number of net post and prepaid customers in 2001 similar to the 87,000 that we added in 2000 on a pro forma basis.

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  We expect outcollect roaming revenue to be in the $125 million range for 2001.

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  We expect the average outcollect roaming yield in 2001 to be between $.35 and $.38.

  •
  We expect capital expenditures in 2001 to be in the $50 million range. This number does not include building out our PCS licenses. We are still evaluating the alternatives for these licenses and will give you more guidance as to the cost of this build-out later this year.

  •
  Thank you. Now, I will turn the teleconference back to Michelle, who will poll you for any questions.

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Rural Cellular Corporation Fourth Quarter and Year End 2000 Financial Results Teleconference Commentary February 21, 2001